Exhibit 99.1

Final Transcript

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Conference Call Transcript DBRN - Q1 2010 Dress Barn Earnings Conference Call Event Date/Time: Nov. 19. 2009 / 4:30PM ET

CORPORATE PARTICIPANTS

 David Jaffe
 Dress Barn - President, CEO

 Armand Correia
 Dress Barn - CFO

 Keith Fulsher
 Dress Barn - CMO

 Lisa Rhodes
 Dress Barn - CMO Maurices

CONFERENCE CALL PARTICIPANTS

 Scott Krasik
 CL King - Analyst

 Chris Kim
 JPMorgan - Analyst

Final Transcript
Nov. 19. 2009 / 4:30PM ET, DBRN - Q1 2010 Dress Barn Earnings Conference Call

 Sam Panella
 Raymond James - Analyst

 Steve Kernkraut
 Berman Capital - Analyst

 Janet Kloppenburg
 JJK Research - Analyst

 Brian Roonick
 BLR Capital Partners - Analyst

 Mark Ukelson
 Jay Goldman & Company - Analyst

 Gary Giblen
 Quint Miller - Analyst

 PRESENTATION

Operator

 Good afternoon, ladies and gentlemen. Thank you for standing by. I will be your conference facilitator today. Welcome to the Dress Barn, Inc's first quarter fiscal 2010 financial results conference call. At this time, all participants are in a listen-only mode. Later, the Company will hold a question-and-answer session, instructions will follow at that time.

As a reminder, this webcast and conference call is being recorded, and will be available for replay later today. Information on how to access this replay is available in the sales and earnings news release issued earlier today. I would like to remind participants that remarks made by management during the course of this call, may contain forward-looking statements about this Company's results and plans. These are subject to risks and uncertainties that could cause the actual results and implementation of the Company's plan to vary materially. These risks are referenced in today's news release as well as in the Company's SEC filings. Thank you. And now I will turn it over to Mr David Jaffe, President and CEO.

 David Jaffe - Dress Barn - President, CEO

 Thank you, good afternoon, everyone, and thank for joining our conference call to review our earnings results for our first fiscal quarter. Joining me on the call today are Armand Correia, CFO, Keith Fulsher and Lisa Rhodes Chief Merchandising Officers for Dress Barn and Maurices stores.

We are pleased with our results for our first fiscal quarter which were driven by comp sales increase by 4%. By division Dress Barn was up 5%, and Maurices 4%. As a result, our EPS was $0.33 versus $0.30 last year. On a more indicative non-GAAP basis, EPS was $0.38 versus $0.29 last year. Our above plan performance for the quarter reflects a continuation of the trends we have seen since last January when the female apparel shopper recalibrated her shopping habits. Since that time, both of our brands have run positive comps as customers have been attracted to our fashion at a value positioning. We have gained market share and developed more confidence in our business models. The 38 % increase in our non-GAAP operating earnings is the result of both leverage from our positive comps above the tipping point, as well as an improvement in our merchandise margins. Our cost vigilance -- cost-control vigilance kept our tipping point low, while promotions at or below last year's levels and tight inventory control helped our margins.

Heading into an uncertain holiday season, we are planning conservatively, but we expect results to be substantially stronger than last year's very difficult holiday. Our inventories are more current and lower than last year, and we do not anticipate the need for extraordinary promotions to drive sales as we did last December. Now I would like to turn it over to Armand who will review our financials.

Final Transcript
Nov. 19. 2009 / 4:30PM ET, DBRN - Q1 2010 Dress Barn Earnings Conference Call

 Armand Correia - Dress Barn - CFO

 Thank you, David, and welcome, everyone. Before reviewing our quarterly results, I would like to point out that there are certain items that we believe are not indicative of ongoing operations for comparison purposes to the prior year's period. I will comment on these during my prepared remarks. Accordingly, we have included a reconciliation of GAAP to non-GAAP measures in today's press release.

Our first quarter results exceeded our expectations with solid sales gains leading to increased profitability at both Dress Barn and Maurices stores. Net sales for our fiscal first quarter increased 7% to $404 million. Driving this increase was a 4% increase in comp sales, and a 3% net increase in store growth. This represents the third consecutive quarter of comp sales increases. By division, Dress Barn stores quarterly sales increased 6% to $248 million. The overall sales increase was driven by a comp sales increase of 5%, and approximately a 1% increase in net store growth. We ended the quarter with 4 -- I'm sorry -- with 846 stores in operation.

Reviewing some of the key sales drivers, ADS, average dollar sales, increased 5% to $71.85. AUR, average unit retail, increased 5% with UPTs flat. Sales transactions increased 1%. All geographic regions posted comp sales increases with the mid-Atlantic region leading the way. Maurices stores quarterly sales increased 9% to $156 million. The increased sales were driven by comp sales increase of 4% and net store growth of 6%. We ended the quarter with 734 stores in operations. Among the key sales drivers at Maurices were ADS increased 3% to $51.95, AUR increasing 5%, with UPTs down 2%. During the quarter, store traffic decreased 2%. This was offset by an improvement of 3% in the traffic conversion rate. On a regional basis, six of the seven regions posted comp sales increases with the mid-Atlantic region also the stronger performer.

Combined total gross profit dollars increased 11% year-over-year to $164 million, outperforming the 7% sales increase. As a percentage of sales, gross profit grew by 140 basis points to 40.5% versus last year's 39.1%. The improvement was driven primarily by higher merchandise margins at both divisions, which accounted for 110 basis points and the remaining 30 basis points increase was leveraged on buying and occupancy. SG&A expenses for the first quarter were $113.8 million, or 28.2% of sales, compared to $102.7 million, or 27.3% of sales in last year's comparable quarter. This year's amount includes $4.5 million of certain items that are detailed in our press release as non-indicative of ongoing operations. Last year's SG&A on a non-GAAP basis, included a benefit of $1.6 million. SG&A on a non-GAAP basis, taking the $4.5 million as non-operating expenses into consideration, was $109.3 million, or 27% of sales. This compares to $104.3 million, or 27.7% of sales last year. The decrease of 70 basis points was primarily due to sales leverage in ongoing savings measures.

Moving down the income statement. Operating income came in at $37.8 million or 9.4% of sales. This compares to $32.3 million or 8.6% of sales last year. On a non-GAAP basis this year's quarterly operating income increased 38% to $42.3 million, or 10.5% of sales compared to $30.7 million or 8.2% of sales last year. By division, operating income on a non-GAAP basis for Dress Barn stores was $21.9 million, or 8.8% of sales, compared to 7.1% last year. With Maurices stores coming in at $20.4 million, or 13% of sales, compared to 9.9% last year. Quarterly interest income decreased to $700,000 due entirely to lower investment rates versus last year. Our quarterly effective tax rate was 40.7%. Net earnings on a GAAP basis were $21.7 million or $0.33 per diluted share, compared to last year's earnings of $19.7 million or $0.30 per diluted share. Net earnings on a non-GAAP basis increased 34% to $25 million or $0.38 per diluted share. This compares to last year's non-GAAP earnings of $18.7 million or $0.29 per diluted share. Quarterly earnings, in addition to being impacted by non-operating items, also included the impact of adopting our accounting pronouncement dealing with our $115 million, 2.5%, convertible debt, which has an equity conversion feature. Under this pronouncement, we are required to record interest as if there was no equity feature, at a much higher interest rate. We estimate for fiscal 2010 additional impugned interest of $5.8 million, and for fiscal 2009, $5.2 million. This pronouncement will not have an impact on our cash flow.

Moving on to our balance sheet, both Dress Barn and Maurices continue to generate strong cash flows. We ended the fiscal quarter with $417 million in cash and marketable securities, compared to $298 million last year. Total inventory ended the quarter at $181 million, a decrease of 3% compared to last year's $187 million. By division, Dress Barn stores inventories were $115 million, compared to last year's $117 million, and on an average store basis, Dress Barn store inventories decreased 2%. Maurices ended the quarter with inventories down 6% at $66 million, compared to $70 million last year. On an average store basis versus last year, store inventories were down 11% at Maurices. Our inventories at the end of the quarter were in good shape at both divisions in terms of level and mix. We believe this presents an increased merchandise margin opportunities, especially given last year's highly promotional second quarter. For our fiscal second quarter, sales and margin performance are off to a good start, with comp sales increases for November, month to date, continuing our first quarter trend. Thank you. I will now turn the call over to Keith Fulsher, Dress Barn Stores Chief Merchandising Officer.

Final Transcript
Nov. 19. 2009 / 4:30PM ET, DBRN - Q1 2010 Dress Barn Earnings Conference Call

 Keith Fulsher - Dress Barn - CMO

 Thanks, Armand. At Dress Barn stores, we are very pleased with the strong sales and margin performance for the quarter. These results reflected an increase in our average unit retail of 5%, which was driven by two key factors. First, our business mix continues to shift toward higher-priced fashion items. The success of our proprietary Jones Studio suit separates business at higher retail prices is a great example of how we are driving up our AUR. Second, our merchandise margins ran nicely above last year, as our customer reacted positively to our full-fashion assortments which in turn lead to lower markdowns. On the product side, our largest fall categories, sweaters, exceeded our expectations. We saw strength in all categories, encompassing both fine gauge and novelty yarns with cardigans in all shapes in sizes performing very well. The accessory business was equally strong, with scarves and fashion jewelry trending very well. In knitwear, sublimation tees, and embellished looks drove the business. The career and casual bottoms business rebounded showing strength across all classifications. Our key merchandise initiatives, suit separates and petites, continued to grain traction. On the negative side, the woven top business was soft mainly due to the strength of the sweater category.

I would like to touch on our new merchandising systems initiatives. Last quarter, we implemented our Oracle merchandising planning system, and are now in the process of building our planning team. Although most of the benefits of this system will not be realized until future seasons, we are already beginning to leverage selected information to impact our future purchases. Looking forward to the holiday quarter. Our inventories are in excellent shape with both clearance and overall levels down to last year. We are well positioned with the flow of new fashion product in key trending areas, and expect to deliver both sales and margin improvements for the quarter when compared to our results last year. In these difficult times our continued focus on fashion, value, and customer service will serve us well. I would now like to turn it over to Lisa Rhodes, Chief Merchandising Officer of Maurices.

 Lisa Rhodes - Dress Barn - CMO Maurices

 Thank you, Keith. At Maurices, we are pleased with our overall financial results and saw our business strengthen each month of the quarter. Two key contributors to our strong quarter were increased AUR and improved conversion. Our 5% improvement in average unit retail was driven by a shift in the mix of sales into new fashion basics, as well as by fewer promotional days in the quarter. Our customer continues to invest where she can find the greatest value and versatility for her spend. While we have seen no price resistance to the right product, she is certainly more discriminating. She just expects more value. With this in mind, we were pleased to have delivered the right combination of fashion, quality, and service to meet her needs. This customer priority, spread a strong resurgence in both casual, apparel and accessories.

Within casual, we generated strong increases in wovens, both plaids and basic shirtings, as well as cut and sew knit tops, primarily driven by sublimation tees and fashion layering pieces. Within accessories, solid sales of boots, new fragrances and add-on items, such as fashion scarves and jewelry, helped maintain UPTs and drove mid-single-digit comp increases. Within the dressy concept shops, we saw strong customer acceptance to suit separates, a new offering within our assortment. Those areas that are for less versatility, such as occasion dressing, and lounge apparel did not perform quite as well. We continue to be pleased with the development of our plus-sized division as it continues to gain traction. Strong performing categories during the quarter were casual knit tops, sweaters and denim jeans.

We launched our direct to consumer e-commerce site in early October. The initial month has produced encouraging results, and we look forward to the earnings we will gain in our first holiday season online. As we look ahead, we remain focused on offering products suitable for multiplewear occasions, a great shopping experience, and the value our customer expects from Maurices. Our continued commitment to developing unique concept shop plays to the customer focus, providing looks for all lifestyles and keeping Maurices high on the customer's list of preferred stores. I would now like to turn the call over to David Jaffe.

 David Jaffe - Dress Barn - President, CEO

 Thanks, Lisa. In marketing at both Dress Barn and Maurices we're focused on driving store traffic and building customer loyalty, primarily through high ROI direct mail campaigns. At Dress Barn in the first quarter, we had three direct mail pieces, our anniversary fall mailer and fall fashion books totalled 4.3 million pieces. Additionally, we mailed an incremental postcard to our top 750,000 customers in order to drive traffic, which we believe generated an incremental $1 million in sales. In total for the first quarter, we mailed 20% more pieces. We're pleased to see strength in the utilization of our Dress Barn credit card, with those sales up 7% and almost 28% total sales penetration.

For the second quarter we'll have three anniversary district mail pieces. Our half holiday fashion books are in progress right now. We'll also be anniversarying our holiday scratch off postcard in December and our private sale in January. Second quarter direct mail pieces will increase in quantity by 11% over last year. At Maurices, we continue to focus on driving fashion with high perceived value and we're capturing new customers. In the first quarter we anniversaried our direct mailer to 1.8 million customers with strong results. In addition to the 20% off entire purchase, we introduced a new promotional handle that drove conversion and sales during that period and then again during October's redemption. Sales utilizing our Maurices credit card increased to 30% of total in the first quarter, up 5% versus last year. During the second quarter, in addition to our strong holiday fashion and new promotional window messages, our November mailer anniversaries last year. Additionally, we have scheduled another bounce back in November, and a final event in late December, leading to our end of season sale.

Final Transcript
Nov. 19. 2009 / 4:30PM ET, DBRN - Q1 2010 Dress Barn Earnings Conference Call

Turning to real estate. In the first quarter, Dress Barn opened eight new stores, and Maurices 13. Overall, this group of stores is performing above plan. In this environment, we're being very selective, but still feel comfortable with our new-store guidance for the fiscal year. As a reminder, on our last call, we expected flat net square footage growth at Dress Barn and plus 3.5% at Maurices. We're also using this quieter time in the real estate market to carefully review our fleet of stores looking for relocation, expansion remodel opportunities, in addition to closings, and rent adjustments.

In conclusion, as we discussed on our last call, our strategic positioning with the fashion-driven value-oriented assortment is resonating with consumers. Throughout the fall season, we made the most of this opportunity with effective inventory and cost controls. This merchandise position along with our high levels of customer service and a convenient shopping experience have struck a positive cord with customers in this new retailing paradigm. We're building on our success, and we remain optimistic about our outlook for the holiday season as well as for spring. As such, we're comfortable raising our guidance to $1.20 to $1.30 for the fiscal year, which includes the 53rd week. This guidance does not include any impact of the pending merger with Tween brands.

Before I close I would like to briefly comment on our merger with Tween brands. We anticipate a closing next Wednesday. The proxy was distributed to stockholders several weeks ago and the vote will be held next week as well. Upon closing we will issue approximately 11.8 million shares of our stock, and expect to have over $300 million in cash and investments after repaying Tween brands debt. This will leave us with a better balance sheet post transaction than we originally expected. Also next week, we anticipate a simultaneous closing on a new $200 million four-year revolving credit facility with no direct borrowings planned. We look forward to our merger with Tween brands with great anticipation. Assuming the transaction closes next Wednesday as expected, we will be most hosting an investor day on December 16th, in New York City, which will be simulcast on our website. At this meeting we will be discussing the merger, synergies and growth opportunities, as well as updating our financial projections to include Tween brands for fiscal 2010. We will be sending out invitations soon, or please call Armand for more information. Thank you for your interest and before taking questions, let me remind you, due to the pending vote by the Tween brand shareholders on the merger, we will not be commenting on the Tween brand business. Operator, we will now open it up for questions.

QUESTION AND ANSWER

Operator

 (Operator Instructions). We have a question from the line of Scott Krasik , CL King, please

 Scott Krasik - CL King - Analyst

 Hi, good job.

 David Jaffe - Dress Barn - President, CEO

 Thanks, Scott.

 Scott Krasik - CL King - Analyst

 Dave, you mentioned your inventories are obviously in much better position going into the holiday quarter, just wondering what impact you assume that is going to have on gross margins. In fiscal year 2008, you did over a 35% gross margin, but in fiscal year 2007, you did almost a 38% gross margin. What is possible in the second quarter, assuming the comps stay at the current level?

 David Jaffe - Dress Barn - President, CEO

 Well, Armand is waving that he wants to take it. I'll turn to him in a second. But we are expecting much better margins at both Dress Barn and Maurices, and at this point the wind is at our back, but obviously anything can happen from black Friday forward, so we're hedging ourselves with conservative functions. Armand?

 Armand Correia - Dress Barn - CFO

 Yes, I would just add to that, Scott, keep in mind that last year's second fiscal quarter ended January. The gross profit line deteriorated by approximately 240 basis points to the prior year, and quite frankly the prior year wasn't a great quarter to begin with as well. So, again, to the point that David made, certainly we have some wind to our back. I think inventories are in great shape. I haven't seen them from this standpoint both level and seasonality of them. And, again, there is, in my opinion, some opportunity going in to this next quarter, particularly the months of November and December.

 Scott Krasik - CL King - Analyst

 So maybe I -- I don't want to put words in your mouth, but to your point, then even that 35.2, I think you did in fiscal year 2008, that's not really a goal for yours -- of yours. You should do better than that if things are going well.

 Armand Correia - Dress Barn - CFO

 Well, we are certainly reading between the lines, I think you could probably anticipate that.

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Final Transcript
Nov. 19. 2009 / 4:30PM ET, DBRN - Q1 2010 Dress Barn Earnings Conference Call

 Scott Krasik - CL King - Analyst

 Okay. That's excellent. Then in terms of this -- did you -- figure out how you were going to handle this interest expense, this noncash, whether you should exclude it from your non-GAAP guidance.

 Armand Correia - Dress Barn - CFO

 No, I think what we would like to do and it's appropriate to handle it this way, the interest expense is a GAAP issue, and again we did not call it out on our reconciliation, if you note it. We did restate -- recapped, rather, last year's for that particular amount during the quarter, but, again, we will not be calling that out as a non-GAAP item, because it is not a non-GAAP item. It is a required accounting pronouncement that we adopted during the quarter.

 Scott Krasik - CL King - Analyst

 Okay. And you --

 David Jaffe - Dress Barn - President, CEO

 It's comparable TOYL now. So it doesn't really matter.

 Scott Krasik - CL King - Analyst

 Okay. And then in terms of the cash, David, just remind us when can you call in the convert?

 David Jaffe - Dress Barn - President, CEO

 The first call is December 11th.

 Scott Krasik - CL King - Analyst

 Okay. Not until then. Okay. You are going to be in a significant cash position, though, because as you pointed out, Tween was in a better cash position than you thought originally.

 David Jaffe - Dress Barn - President, CEO

 I think I said that we are in a better tax position, but it doesn't matter. I think you have seen their announcement, their release, and that's what lead to our -- my comment earlier saying we are going to end up in a better cash position.

 Scott Krasik - CL King - Analyst

 Okay. Keep doing the great work.

Final Transcript
Nov. 19. 2009 / 4:30PM ET, DBRN - Q1 2010 Dress Barn Earnings Conference Call

Operator

 We have a question from the line of Chris Kim, JPMorgan. Please proceed.

 Chris Kim - JPMorgan - Analyst

 Hi, good afternoon, everyone, and congratulations.

 David Jaffe - Dress Barn - President, CEO

 Thanks, Chris.

 Chris Kim - JPMorgan - Analyst

 Going back to guidance for a second, it seems like there is a pretty tremendous second quarter opportunity. Does your guidance contemplate earnings growth in the back half of your fiscal year? I'm assuming that it would.

 David Jaffe - Dress Barn - President, CEO

 It does, Chris. It also contemplates an improved second quarter versus last year. So, if you can assume that if we're able to maintain the momentum that we had in the first quarter out there the year, we should be able to improve beyond the $1 20, $1.30 that we have given as guidance. But we're going to be conservative and say we think we're going to take a lower number.

 Chris Kim - JPMorgan - Analyst

 And for Keith and Lisa. I was wondering if you could talk about anything different that you have planned this year from a gifting opportunity? So capitalize on that?

 Keith Fulsher - Dress Barn - CMO

 I can go first. In Dress Barn stores, we have a big opportunity in the accessory business, jewelry and accessories, so we have put some inventory there, but a lot of investment in those categories, we're getting very good results right now, and we think that is going to carry us forward. Also the sweater business being strong, we anticipate carrying right through the holiday season, as you know that's a great gift category. So we feel really well positioned in a couple of these businesses to fully take advantage of the holiday traffic.

 Lisa Rhodes - Dress Barn - CMO Maurices

 At Maurices, as Keith said, the accessory business is very strong. For Maurices we have launched a new fragrance just recently, and that has taken off very strong, so that should be great, as well as the jewelry business. And then the layering pieces at Maurices which is a great add-on item to any gift has been tremendous, and we have a great investment there. Additionally , we will be in a better position this year during gift card redemption with new core denim to convert those cards into

Final Transcript
Nov. 19. 2009 / 4:30PM ET, DBRN - Q1 2010 Dress Barn Earnings Conference Call

 Chris Kim - JPMorgan - Analyst

 Okay. And finally, just for David, you talked about the square footage growth for this year, kind of sticking to that with some wiggle room, so that net, what is it 3% square footage growth at Maurices, does that translate to about 25 stores? Am I calculating that correctly?

 David Jaffe - Dress Barn - President, CEO

 We may be -- depending on closing assumptions and all of that, it is probably going to be a little bit more than that.

 Chris Kim - JPMorgan - Analyst

 Okay.

 David Jaffe - Dress Barn - President, CEO

 And I do think while it is premature to put anything out there officially, I do think that we're seeing a little bit of the real estate market log jam start to break a little bit for people like us that have concepts that are being well received. We're getting a little bit more out there from some of the bigger mall players in particular that have a lot of real estate available, and are open to making appropriate deals with us.

 Chris Kim - JPMorgan - Analyst

 Okay. Great. Thanks so much, and best of -- best wishes for next week and hope you have a great holiday.

 David Jaffe - Dress Barn - President, CEO

 Thank you, you too.

Operator

 We have a question from the line of Sam Panella, Raymond James.

 Sam Panella - Raymond James - Analyst

 Thank you, and congrats on the quarter. Couple questions here, just going back to gross margins. In the first first quarter, I believe you said total merchandise margin was up 110 basis points. How did this compare by division?

 Armand Correia - Dress Barn - CFO

 By division, gross profit for the Dress Barn was actually up 60 basis points and Maurices was actually up 280 basis points.

 Sam Panella - Raymond James - Analyst

 Okay. And then as we're thinking about the second quarter given that Dress Barn had more deterioration over the past two years, I would think that the upside, we would probably more see it in that division, would that be the correct way to think about it?

Final Transcript
Nov. 19. 2009 / 4:30PM ET, DBRN - Q1 2010 Dress Barn Earnings Conference Call

 Armand Correia - Dress Barn - CFO

 I think that would be correct.

 Sam Panella - Raymond James - Analyst

 Okay. And then I believe you say that Maurices, the sales trend strengthened throughout the quarter. Was that the same case for Dress Barn as well?

 Keith Fulsher - Dress Barn - CMO

 Yes, I can pick that up. Same case as well for Dress Barn. Dress Barn showed constant strength every month during the quarter.

 Sam Panella - Raymond James - Analyst

 Okay. Great. And then lastly, in terms of the plus-size offering at Maurices, how much of the mix is that, and has that changed versus last year?

 Lisa Rhodes - Dress Barn - CMO Maurices

 Pardon me?

 Armand Correia - Dress Barn - CFO

 Go ahead.

 Lisa Rhodes - Dress Barn - CMO Maurices

 The -- it hasn't changed -- it's -- as the business has grown totally, so has the plus-size business, so as far as a percent to total, it is remaining -- it's growing a little bit, but not significantly.

 Sam Panella - Raymond James - Analyst

 Okay. Thanks. And good luck, everyone for the holiday.

 Armand Correia - Dress Barn - CFO

 Thanks.

Final Transcript
Nov. 19. 2009 / 4:30PM ET, DBRN - Q1 2010 Dress Barn Earnings Conference Call

 David Jaffe - Dress Barn - President, CEO

 Thank you.

Operator

 We have a question from the line of Steve Kernkraut, Berman Capital. Please proceed.

 Steve Kernkraut - Berman Capital - Analyst

 Hi, great quarter. I just had a couple of quick questions, one is on outerwear. Is outerwear going to be a major piece or -- of the second quarter or is it really the sweaters and the dresses that's driving it? And I guess secondly, if you could just talk about your black Friday plans? Historically you are not a big player in that, you don't waste your marketing money, because you have the Kohl's and the Penny's and all of the department stores cluttering the airways, but I just wanted to know what your thoughts are there and where you are going to be spending the marketing dollars this quarter.

 David Jaffe - Dress Barn - President, CEO

 Let me -- let me start off and Keith and Lisa feel free to jump in. Steve, we're not a big outerwear business at either Dress Barn or Maurices, and so, yes, we do have a smattering of outerwear, and it's fortunately doing well, but sweaters is really what is driving the train at this time, and in terms of black Friday, we are really focused on maintaining control of our business, and not kind of dropping our pants for one day or one weekend, letting the big guys duke it out. Still offering value for our customers, because, remember, Steve, most of the customers at this time are still -- our customers are shopping for themselves.

 Steve Kernkraut - Berman Capital - Analyst

 Right. Yes.

 David Jaffe - Dress Barn - President, CEO

 And therefore, if they need an outfit for Thanksgiving or holiday party or whatever, they'll come in and get a great value, but we're not going to give away a free toaster oven with every purchase.

 Steve Kernkraut - Berman Capital - Analyst

 That makes total sense. I just wanted to make sure you were not falling into the fray of the excitement.

 Lisa Rhodes - Dress Barn - CMO Maurices

 The only difference at Maurices is where sweaters are the driver at Dress Barn, at Maurices hoodies and knit tops are our drivers for that time period.

Final Transcript
Nov. 19. 2009 / 4:30PM ET, DBRN - Q1 2010 Dress Barn Earnings Conference Call

 Steve Kernkraut - Berman Capital - Analyst

 Okay. Thanks very much. Good luck.

 David Jaffe - Dress Barn - President, CEO

 Thanks, Steve.

Operator

 We have a question from the line of Janet Kloppenburg, JJK Research. Please proceed.

 Janet Kloppenburg - JJK Research - Analyst

 Hi, everybody.

 David Jaffe - Dress Barn - President, CEO

 Hi, Janet.

 Janet Kloppenburg - JJK Research - Analyst

 Congratulations.

 David Jaffe - Dress Barn - President, CEO

 Thank you.

 Janet Kloppenburg - JJK Research - Analyst

 Great quarter. And great trend. David I was wondering if you could talk a little bit about the success of the direct mail program, and maybe if you are considering making that a bigger effort or what the implications are for that going forward, and also the relationship that you have had with Jones seems to be working well, and I'm just wondering about other sort of vendor partnerships you might be thinking about as we move forward? Thanks so much.

 David Jaffe - Dress Barn - President, CEO

 Sure. First on direct mail, we're selectively adding mailers where we think we can get value.

 Janet Kloppenburg - JJK Research - Analyst

 Yes.

Final Transcript
Nov. 19. 2009 / 4:30PM ET, DBRN - Q1 2010 Dress Barn Earnings Conference Call

 David Jaffe - Dress Barn - President, CEO

 You may have heard, we added a reminder mailer, postcard --

 Janet Kloppenburg - JJK Research - Analyst

 Right.

 David Jaffe - Dress Barn - President, CEO

 That was very effective in the fall. We're looking possibly at adding another mailer this spring, which we'll be talking about probably on the next call once we make a final determination, and those are both the Dress Barn, and we increased the quantity of our mailings at Dress Barn. At Maurices we are looking, carefully both at the number, the quantity of mailers -- per mailer, as well as the number of mailers, and we're maybe being a little more careful or thoughtful in that regard.

 Janet Kloppenburg - JJK Research - Analyst

 Yes.

 David Jaffe - Dress Barn - President, CEO

 Because we don't want to -- we don't want to overdo it, and train our customer just to wait for the mailers. So we think we're in a good place, but we're going to continue to test and see if -- if it pays to increase our mailers or the depth of our mailers just the same way as I mentioned we're doing the Dress Barn.

 Janet Kloppenburg - JJK Research - Analyst

 And is your marketing expense going up?

 David Jaffe - Dress Barn - President, CEO

 As a percent of sales, it should not be going up.

 Janet Kloppenburg - JJK Research - Analyst

 Okay.

 David Jaffe - Dress Barn - President, CEO

 But we are getting -- for the incremental marketing we are spending, for example, on the number of mailers, the added mailer at Dress Barn or the depth of mailers, we're getting paid for that. We're getting good return on investments. So as a percent of sales, we have got good control on our marketing costs.

Turning to your other question, Jones is doing great, and we are looking for other labels. Keith and the merchants are scouring the market, we have a few things that I'm going to ask Keith to talk about in a second. But we're not going to become a branded store, we are simply going to look for the appropriate label in a particular segment that resonates with our customer. And the same at Maurices where we have got Silver Denim, which is important to our customers, if we found another label that we thought was just as important we would certainly consider carrying it. But by and large, we are a private-label business, and maybe, Keith, you can talk about a few of the things we're testing now.

Final Transcript
Nov. 19. 2009 / 4:30PM ET, DBRN - Q1 2010 Dress Barn Earnings Conference Call

 Keith Fulsher - Dress Barn - CMO

 Yes, well, a couple of other categories that we're looking in to. Especially in jewelry. We think we have an upside potential on some better products. So we're looking at the testing, really, semi precious jewelry. Retail goes from $29.99 up to $79.99. We're just delivering it in selected test stores right now. We think that will be a pretty good opportunity for us under the Gem label, which is our private label. We are looking forward to that.

Also, we have Swarovski crystal in our assortments in jewelry. That's a big emphasis, and we put a lot of dollars behind that, and it's performing very well right now. On that front, we have a couple of other things we're testing out there that look pretty good. But just to go back to what David said about Jones, we feel we have a ways to go to still really build that relationship with Jones Apparel group, and we're very pleased with the results. And we're looking to expand that at both Dress Barn, Dress Barn women and the petites division going forward to spring.

 David Jaffe - Dress Barn - President, CEO

 Lisa anything you want to add to that.

 Lisa Rhodes - Dress Barn - CMO Maurices

 Nothing to add.

 David Jaffe - Dress Barn - President, CEO

 Okay.

 Janet Kloppenburg - JJK Research - Analyst

 Thanks so much. I look forward to the analyst day.

 David Jaffe - Dress Barn - President, CEO

 Thanks, Janet

Operator

 We have a question from Brian [Roonick] BLR Capital Partners.

Final Transcript
Nov. 19. 2009 / 4:30PM ET, DBRN - Q1 2010 Dress Barn Earnings Conference Call

 Brian Roonick - BLR Capital Partners - Analyst

 Hey, great quarter.

 David Jaffe - Dress Barn - President, CEO

 Thank you.

 Brian Roonick - BLR Capital Partners - Analyst

 Just a couple quick questions. David, did you say 11.8 million shares will be issued for the merger, assuming it is all completed.

 David Jaffe - Dress Barn - President, CEO

 Correct.

 Brian Roonick - BLR Capital Partners - Analyst

 And Armand, can you just refresh me on the long-term effect of the share count relative to the stock price?

 Armand Correia - Dress Barn - CFO

 Are we talking about --

 David Jaffe - Dress Barn - President, CEO

 Dilution from the convert?

 Brian Roonick - BLR Capital Partners - Analyst

 Correct.

 David Jaffe - Dress Barn - President, CEO

 Yes.

 Armand Correia - Dress Barn - CFO

 Convert. Yes, during this particular quarter as a result, again, most of you that have tuned in before, as the stock price moves up, the dilution becomes greater from the convert. During the quarter, we had a dilution impact as a result of 4.2 million shares, compared to last year's 3.0 million shares. So for the quarter, if you just simply take the 4 -- the 4.2 divided by, basically, your 66 -- so you had a dilution impact during the quarter on the diluted -- from the 2.5% convert of about 6.5%.

Final Transcript
Nov. 19. 2009 / 4:30PM ET, DBRN - Q1 2010 Dress Barn Earnings Conference Call

 Brian Roonick - BLR Capital Partners - Analyst

 Got it. Okay. And David you had mentioned $300 million in cash I think after the merger would be completed; is that correct?

 David Jaffe - Dress Barn - President, CEO

 That's correct.

 Brian Roonick - BLR Capital Partners - Analyst

 And that assumes that you paid off Tween brands debt, is that correct?

 David Jaffe - Dress Barn - President, CEO

 That's correct also.

 Brian Roonick - BLR Capital Partners - Analyst

 Okay. I appreciate that. And good luck.

 David Jaffe - Dress Barn - President, CEO

 Thank you very much.

 Brian Roonick - BLR Capital Partners - Analyst

 Thanks.

Operator

 You have question from the line of Scott Krasik of CL King. Please proceed.

 Scott Krasik - CL King - Analyst

 Yes, just a couple of quick follow-ups. Armand what was the Dress Barn store operating income and margin? I missed those numbers.

Final Transcript
Nov. 19. 2009 / 4:30PM ET, DBRN - Q1 2010 Dress Barn Earnings Conference Call

 Armand Correia - Dress Barn - CFO

 Yes, on a non-GAAP basis, Dress Barn's operating margin was 8.8% of sales, compared to 7.1% last year, and Maurices was 13% of sales, compared to 9.9% last year.

 Scott Krasik - CL King - Analyst

 Okay. And then in terms of the dilution, assume -- when did it step up towards $67 million, or is $66 million, $66.5 million a good number to use for the next two quarters?

 Armand Correia - Dress Barn - CFO

 Again, Scott, you know how think things works, it's so difficult. It really depends on how the stock performs. The other thing is after anticipating the merger will be closed, there will be another 11.8 million shares added to that diluted number going forward, so I think right now, it's kind of an up-in-the air number.

 Scott Krasik - CL King - Analyst

 A better way to ask it is, the year 120 to 130, what share count is that based on?

 Armand Correia - Dress Barn - CFO

 That would be based on a diluted share count of approximately 67 million shares.

 Scott Krasik - CL King - Analyst

 Okay. Perfect. Thanks. Good luck.

 David Jaffe - Dress Barn - President, CEO

 All right. Thanks, Scott.

Operator

 You have a question from the line of Mark [Ukelson], Jay Goldman and Company. Please proceed.

 Mark Ukelson - Jay Goldman & Company - Analyst

 Hey, very nice quarter. Just a question on your capital allocation philosophy. Now that Tween brands seems to be back to historical margins around 10% and could be a viable growth concept. Could you just talk at a high level about your capital decision-making process for allocating capital between the three businesses, and also potentially buying your own stock?

Final Transcript
Nov. 19. 2009 / 4:30PM ET, DBRN - Q1 2010 Dress Barn Earnings Conference Call

 David Jaffe - Dress Barn - President, CEO

 Well, first and foremost, we look at ROI. So fortunately we're not in a position where we're constrained by capital limitations, so what we do is within each division, we have an ROI review process. So whether it's new stores or new computers, or applications or whatever, we put it through a rigorous ROI, and then after we have spent whatever we feel we need to spend, the excess or free cash flow then is available for investing, and then if we see an opportunity to buy our stock back, or possibly to locate our convert, because that's obviously got an equity feature in that if we believe in our stock long term, it makes sense to think about what we can do with our convert. And then finally, as you can see, with the Tween brands merger, having that cash available enabled us to move opportunistically to a merger because of the strength of our balance sheet.

 Mark Ukelson - Jay Goldman & Company - Analyst

 Okay. Great. That's very helpful. Thank you.

 David Jaffe - Dress Barn - President, CEO

 Okay. Thanks.

Operator

 We have a question from the line of Gary Giblen, Quint Miller.

 Gary Giblen - Quint Miller - Analyst

 Hi, good afternoon, a couple of housekeeping questions, but they could be important. What would you estimate, roughly, the merger-related expenses are going to be in the fiscal second quarter?

 Armand Correia - Dress Barn - CFO

 I would say somewhere in the range of $7 million to $8 million.

 Gary Giblen - Quint Miller - Analyst

 Okay. And is that the end of any --

 Armand Correia - Dress Barn - CFO

 I would hope that it's the end of any merger -- merger-related costs, Gary.

 Gary Giblen - Quint Miller - Analyst

 Okay. And then also, what -- could you elaborate on what was the impairment of the brand name, the $2 million item?

Final Transcript
Nov. 19. 2009 / 4:30PM ET, DBRN - Q1 2010 Dress Barn Earnings Conference Call

 Armand Correia - Dress Barn - CFO

 Yes, it's a Maurices private label called Studio Y. And what we have done, obviously, we performed the analysis, and their sales during the quarter deteriorated a bit. And as a result, we felt it appropriate to take that $2 million impairment. We do not anticipate any further impairment going forward on this particular label.

 Gary Giblen - Quint Miller - Analyst

 Okay. But the label continues -- it's just --

 Armand Correia - Dress Barn - CFO

 Absolutely.

 Gary Giblen - Quint Miller - Analyst

 -- carrying value?

 Armand Correia - Dress Barn - CFO

 It's a very viable label, yes.

 Gary Giblen - Quint Miller - Analyst

 Okay. Great. We'll see you at the analysts' day.

 David Jaffe - Dress Barn - President, CEO

 Thanks, Gary.

Operator

 We have a follow-up question from the line of Brian [Roonick], BLR Capital Partners.

 Brian Roonick - BLR Capital Partners - Analyst

 Sorry, one more quick question.

 David Jaffe - Dress Barn - President, CEO

 Sure.

Final Transcript
Nov. 19. 2009 / 4:30PM ET, DBRN - Q1 2010 Dress Barn Earnings Conference Call

 Brian Roonick - BLR Capital Partners - Analyst

 Armand, assuming that the new fast FASB announcement is enacted, or that you have enacted it, the fact that it's included in the 120 that's $1.30 per share. If you exclude the 53rd week, would that mean $1.15 to $1.25?

 Armand Correia - Dress Barn - CFO

 That's correct.

 Brian Roonick - BLR Capital Partners - Analyst

 Okay. Thank you very much.

Operator

 And this concludes the question-and-answer session of today's conference call. I would like to turn the call back to management for closing remarks.

 David Jaffe - Dress Barn - President, CEO

 Thank you, everyone, for your interest, and we hope to see you at our investor conference on December 16th.

Operator

 Ladies and gentlemen, this does conclude today's conference. Thank you for your participation. You may now disconnect, and have a great day.

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